                                                                    Exhibit 99.2


                                [OBJECT OMITTED]


              ANTHONY E. BECKER APPOINTED CHIEF TECHNOLOGY OFFICER CATHERINE L. MOORE APPOINTED DIRECTOR OF E-COMMERCE MARKETING


TAMPA, FL, JULY 13, 2000 - 800 TRAVEL SYSTEMS, INC. (NASDAQ: IFLY, IFLYW), a leading provider of travel-related products and services through its web site www.LowAirfare.com and call centers, announced the appointment of Anthony E. Becker as Chief Technology Officer and Catherine L. Moore as Director of E-Commerce Marketing. Both individuals recently joined the Company and are located at Company headquarters in Tampa.

Mr. Becker, 38, has over twenty years of systems design, development, integration and telecommunications experience with a variety of organizations, both as a consultant and staff member. Most recently, as the Principal Consultant for ADVIS, Inc., he advised many well-known companies on their e-commerce initiatives. His clients included Grainger, Motorola, Allied Signal, SnapOn Tools, Apple Computer and Standard & Poor's. As a consultant for MCRSYS Enterprises, he worked with Navtel, Maxa, Jupiter Systems, Landmark Computer Research, GTE, Florida Power Corporation, and Contraves. Mr. Becker, who studied Electrical Engineering at the University of Waterloo, Canada, will report to the CEO of 800 Travel Systems, Peter Sontag.

Ms. Moore, 50, a Certified Travel Associate, has over 25 years of professional experience with the last ten years in the travel industry, and will also report directly to Mr. Sontag. Recently, she was Director of Sales at the Holiday Inn Express, a franchisee of Holiday Inn. She spent six years with Omega World Travel in Fairfax, VA as proposal manager, corporate client services manager, and was also an instructor in Omega's accredited travel school. Previously, Ms. Moore was an independent consultant to various travel agencies including SatoTravel, Carlson Wagonlit Travel, and US Travel Systems. Ms. Moore attended the University of Georgia and has a B.S. in Business Administration from George Mason University.

Peter M. Sontag, CEO of 800 Travel Systems, commented, "Both Mr. Becker and Ms. Moore are filling two critical positions in the Company as we pursue our e-commerce goals. Mr. Becker's background will help us in our ongoing mission of achieving a leading competitive position in e-commerce technology by continuously introducing new products and services. Ms. Moore will provide exciting new direction in advertising, marketing, and sales for the Company."

ABOUT 800 TRAVEL SYSTEMS
800 Travel Systems is a leading provider of low-priced travel related products and services through its nationally recognized http://www.LowAirfare.com web site and through its easy to remember toll free numbers "800-LOW-AIR FARE" (800-569-2473) AND "800-FLY-4-LESS" (800-359-4537). A distinguishing feature of the www.LowAirfare.com web site is its ability to connect live reservation agents directly with on-line travel consumers in an instant messaging format that allows consumers to book air travel, on-line, in real time. 800 Travel Systems is headquartered in Tampa, Florida and employs more than 350 people, combined, in the Company's 33,000 square-foot data communications center in Tampa and a similar center in San Diego, California.

FORWARD-LOOKING AND CAUTIONARY STATEMENTS:
This press release contains statements which may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. This press release may include forward-looking statements that do not refer strictly to historical results or actions, which although believed to be reasonable, are inherently uncertain and difficult to predict. Such statements are subject to certain risks and uncertainties inherent in 800 Travel Systems' business and investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those projected as a result of various factors as set forth from time to time in the Company's filings with the SEC including its recently filed form 10-KSB for the year ended December 31, 1999. The Company undertakes no obligation to publicly update or revise the forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

      INVESTOR RELATIONS:                       PUBLIC RELATIONS:
      Lisa Lettieri                             Rod Caborn
      Lippert/Heilshorn & Associates            YP&B
      (212) 838-3777                            (407) 875-1111
      lisa@lhai.com                             rod_caborn@ypb.com
      www.lhai.com                              www.ypb.com


                                      ####